UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 12, 2018

CLIPPER REALTY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38010	47-4579660
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4611 12th Avenue, Suite 1L Brooklyn, New York	11219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 438-2804

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                       Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 12, 2018, Clipper Realty Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”).  The stockholders of the Company approved all of the proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on April 27, 2018 (the “Proxy Statement”).

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1: To elect the seven director nominees named in the Proxy Statement.

Director Nominee	For	Against	Abstain	Broker Non-Votes
David Bistricer	36,469,589	106,628	172,384	2,987,134
Sam Levinson	35,939,804	636,408	172,389	2,987,134
Howard M. Lorber	35,924,848	651,369	172,384	2,987,134
Robert J. Ivanhoe	36,204,409	371,632	172,560	2,987,134
Roberto A. Verrone	36,469,913	106,128	172,560	2,987,134
Harmon S. Spolan	36,503,041	73,000	172,560	2,987,134
Richard N. Burger	36,503,041	73,000	172,560	2,987,134

Proposal 2: To ratify the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018.

For	Against	Abstain
39,719,523	4,713	11,499

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clipper Realty Inc.
(Registrant)

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Co-Chairman and Chief Executive Officer

Date: June 12, 2018